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                                                                  Exhibit 10.40




                                ESCROW AGREEMENT

         ESCROW AGREEMENT, dated as of May 10, 1999, among CVC, Inc., a Delaware corporation ("Parent"), George R. Thompson, Jr., as representative (the "Representative") of certain former stockholders of Commonwealth Scientific Corporation (the "Former Commonwealth Stockholders"), and M&T Bank (the "Escrow Agent").

         WHEREAS, on April 1, 1999, Parent, CVC Acquisition Corp., a Virginia corporation and wholly owned subsidiary of Parent, Commonwealth Scientific Corporation, a Virginia corporation, and the 5% Stockholders entered into an Agreement and Plan of Merger (the "Merger Agreement") (capitalized terms not otherwise defined herein shall have the meanings set forth in the Merger Agreement); and

         WHEREAS, pursuant to Section 1.10 of the Merger Agreement, certain of the Parent Shares the Former Commonwealth Stockholders would otherwise be entitled to receive are to be held in escrow in accordance herewith.

         NOW, THEREFORE, the parties agree as follows:

         1. FORMATION OF ESCROW FUND. Simultaneously with the execution of this Agreement, Parent is delivering to the Escrow Agent 975,000 Parent Shares (together with any distributions and dividends of Parent Shares thereon, the "Escrow Fund"). The Escrow Agent acknowledges receipt of the Escrow Fund and agrees to act as Escrow Agent hereunder.

         2. CLAIMS.

                  (a) INDEMNIFICATION. From time to time Parent may give notice (a "Claim Notice") to the Representative and the Escrow Agent that it is making a claim (a "Claim") under Article VIII of the Merger Agreement. The Escrow Agent shall give the Representative notice of any Claim it receives, including a copy of the Claim Notice. If the Escrow Agent does not receive a notice (an "Objection Notice") from the Representative objecting to such Claim within 15 business days following the date of the notice of the Claim, the Escrow Agent will pay the amount specified in the Claim Notice out of the Escrow Fund to Parent within two business days following such 15 business-day period by delivering Parent Shares with a Fair Market Value (as defined in (b) below) equal to the amount of the Claim. If within such 15 business-day period the Representative delivers to the Escrow Agent and Parent an Objection Notice, the matter in dispute will be resolved as set forth in (c) below. The Escrow Agent shall give Parent notice of any Objection Notice it receives, including a copy of the Objection Notice.

                  (b) VALUATION OF PARENT SHARES. For purposes of this Agreement, the "Fair Market Value" of a Parent Share shall be equal to $4.04.


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         (c) RESOLUTION. If the Representative delivers an Objection Notice to
Parent and Escrow Agent within the period specified above, the Escrow Agent shall refrain from disbursing any portion of the Escrow Fund covered by such Objection Notice until resolution of such dispute in the form of (x) a final non-appealable order of a court of competent jurisdiction or (y) joint direction of Parent and the Representative.

         3. TERMINATION OF ESCROW.

                  (a) 1/3 of the amount of the Escrow Fund, less the aggregate amount of any pending Claims against any portion of the Escrow Fund, shall be paid to the Representative on the first anniversary of the Closing Date.

                  (b) 1/3 of the amount of the Escrow Fund, less the aggregate amount of any pending Claims against any portion of the Escrow Fund, shall be paid to the Representative on the second anniversary of the Closing Date.

                  (c) The balance of the Escrow Fund, less the aggregate amount of any pending Claims against any portion of the Escrow Fund, shall be paid to the Representative on the third anniversary of the Closing Date.

                  (d) All remaining amounts shall be held pending resolution of such Claims as set forth in Section 2(c) above.

         4. VOTING AND INVESTMENT. So long as Parent Shares are held in any portion of the Escrow Fund, the Escrow Agent will be the record holder thereof, provided that the Former Commonwealth Stockholders will be the beneficial owners thereof, and shall have the right to direct, through the Representative, the Escrow Agent in the voting thereof and to receive all cash dividends and distributions with respect thereto. All Parent Shares held in any portion of the Escrow Fund will be voted in the same proportion as all other outstanding shares of capital stock of Parent are voted. All dividends and distributions of Parent Shares in respect of the Parent Shares held in any portion of the Escrow Fund shall be deposited into the escrow account. The Escrow Agent is authorized and instructed to invest any portion of the Escrow Fund in the form of cash or cash equivalents in obligations issued or guaranteed by the United States of America or any agency or instrumentality thereof whose remaining maturities are no greater than 45 days, or as otherwise specified by the Representative.

         5. DUTIES OF THE ESCROW AGENT.

                  (a) INDEMNIFICATION. Parent and the Representative jointly agree to indemnify and hold harmless the Escrow Agent from and against any losses, claims, damages and liabilities, including reasonable attorney's fees and disbursements ("Losses"), which may arise from or are based upon this Agreement, unless such Losses arise from or are based upon a claim of willful neglect, negligence or bad faith of Escrow Agent.

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                  (b) RELIANCE. Subject to the foregoing, Escrow Agent may rely upon, and shall be protected in acting or refraining from acting upon, any written notice, instruction, certificate, request, consent or other instrument furnished to it in connection with its duties as Escrow Agent and reasonably believed by Escrow Agent to be genuine.

                  (c) ADVICE OF COUNSEL. As to any legal questions arising in connection with Escrow Agent's performance of its duties and responsibilities hereunder, Escrow Agent may consult or obtain opinions from legal counsel selected by it and reasonably satisfactory to Parent and the Representative, and Escrow Agent shall be free from any liability for acting in reliance on such advice of counsel so long as in doing so Escrow Agent shall not have acted with willful neglect, negligence or bad faith.

                  (d) DISPUTE. If there is any disagreement between Parent and the Representative as to the disposition of any portion of the Escrow Fund or if the Escrow Agent is in doubt as to what action it should take hereunder, the Escrow Agent shall be entitled to retain such portion of the Escrow Fund until the Escrow Agent shall have received (x) a final non-appealable order of a court of competent jurisdiction or (y) joint direction of Parent and the Representative.

                  (e) NO INTEREST IN ESCROW FUND. The Escrow Agent does not have any interest in the Escrow Fund, but is serving as escrow holder only and having only possession thereof.

                  (f) INFORMATION. The Escrow Agent shall furnish to Parent and the Representative any information regarding the Escrow Fund or the matters contemplated by this Agreement which either of them may reasonably request.

         6. RESIGNATION OR TERMINATION OF ESCROW AGENT; APPOINTMENT OF A SUCCESSOR.

                  (a) The Escrow Agent may resign and be discharged from its duties and obligations hereunder for any reason. Such resignation shall be made by written notice of such resignation to Parent and the Representative but shall not become effective until a successor Escrow Agent shall have been appointed by mutual agreement of Parent and the Representative and shall have accepted such appointment in writing. Parent and the Representative shall use reasonable best efforts to appoint any such successor Escrow Agent as promptly as practicable following receipt of the notice of resignation as contemplated by the immediately preceding sentence. Parent and the Representative shall also have the right, by mutual agreement, to terminate the appointment of Escrow Agent by giving to it notice of such termination, specifying the date on which such termination shall take effect and designating a successor Escrow Agent. In any such event, Parent and the Representative shall, by mutual agreement, reasonably approve and designate a successor Escrow Agent.

                  (b) Any successor Escrow Agent shall execute and deliver to the then serving Escrow Agent a written instrument accepting the appointment and agreeing to the terms of this Agreement. Upon receipt thereof from such successor Escrow Agent, all



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property in the Escrow Fund, and all related records, shall be turned over and delivered to such successor Escrow Agent who shall thereupon be bound by all of the provisions hereof as if an original signatory hereto. No resignation or removal of the Escrow Agent shall be effective until the acceptance of appointment by the successor Escrow Agent in the manner provided above.

         7. NOTICE. All notices and other communications hereunder shall be in writing and shall be deemed given upon receipt by Parent and the Representative at the addresses set forth in the Merger Agreement and the Escrow Agent at Manufacturers & Traders Trust Company, One M&T Plaza 8th Floor, Buffalo, New York 14203, Attention: Douglas P. Marmion(or at such other address for a party as shall be specified by like notice).

         8. FEES AND EXPENSES OF ESCROW AGENT. For its services hereunder, Escrow Agent shall be entitled to a fee for each month it holds any portion of the Escrow Fund equal to the amount set forth in Exhibit A and reimbursement of reasonable and documented out-of-pocket expenses incurred by Escrow Agent in connection with the performance of such services. All amounts due to Escrow Agent pursuant to this Section 8 shall be paid by Parent.

         9. HEADINGS; COUNTERPARTS. The headings herein are inserted for convenience only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument.

         10. ENTIRE AGREEMENT; ASSIGNMENT. This Agreement and the Merger Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. The Former Commonwealth Stockholders may not transfer any interest in any portion of the Escrow Fund or any other right under this Agreement to any other party, by operation of law or otherwise, except that (i) in the case of a Former Commonwealth Stockholder that is a trust, such interests and rights hereunder shall be transferable to the beneficiaries of such trust by the trustee in accordance with the terms of the governing trust instrument; provided that (a) such transfer shall not be in violation of federal and state securities laws and (b) any beneficiary of such trust shall be bound by the provisions of this Agreement and (ii)upon prior written notice from the legal representative of the estate of any Former Commonwealth Stockholder to the Escrow Agent, the rights of such stockholder under this Agreement may transfer to the estate of the stockholder, and subsequently to any beneficiary thereof, in the event of the death of such Former Commonwealth Stockholder; provided, however, that any such beneficiary or the legal representative of such stockholder's estate shall be bound by the provisions of this Agreement. This Agreement shall not be assigned by Parent by operation of law or otherwise, PROVIDED, that Parent may assign its rights and obligations hereunder to any wholly owned subsidiary of Parent, but no such assignment shall relieve Parent of its obligations hereunder if such assignee does not perform such obligations. No amendment,



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modification, supplement, or termination of this Agreement shall bind or be enforceable against any party unless set forth in a written document signed by all of the parties hereto.

         11. BINDING NATURE; NO THIRD PARTY BENEFICIARIES. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their permitted successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

         12. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without regard to any applicable conflicts of law principles.

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                  CVC, INC.


                                  By:
                                      -------------------------------
                                       Name:
                                       Title:

                                  The Representative:


                                  -------------------------------


                                  M&T Bank


                                  By:
                                      -------------------------------
                                       Name:
                                       Title:




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